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                                    AMENDMENT

     This amendment ("Amendment") is entered into as of the ______ day of February, 2003, by and between AIM Variable Insurance Funds, Inc., a Maryland corporation ("AVIF"), AIM Distributors, Inc., a Delaware corporation ("AIM") SAFECO Life Insurance Company, a Washington life insurance company ("LIFE COMPANY"), and SAFECO Securities, Inc., an affiliate of LIFE COMPANY and the principal underwriter of the Contracts ("UNDERWRITER") (collectively, "the Parties").

WHEREAS, the Parties have previously executed a Fund Participation Agreement dated May 1, 2000 (the "Agreement").

NOW THEREFORE, in consideration of the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to amend the Agreement as follows:

1.   Schedule A of the agreement is replaced with Schedule A attached hereto.

To the extent possible, this Amendment and the Agreement shall be read together. In the event of a conflict between the provisions of this Amendment and those of the Agreement, the provisions of this Amendment shall control.

Except as expressly amended hereby, the Agreement remains in full force and effect.

AIM VARIABLE INSURANCE FUNDS, INC.           AIM DISTRIBUTORS, INC.

Signature:                                   Signature:
          ------------------------                     ------------------------
Name/Title:                                  Name/Title:


SAFECO LIFE INSURANCE COMPANY                SAFECO SECURITIES, INC.

Signature:                                   Signature:
          ------------------------                     ------------------------
Name/Title:                                  Name/Title:

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                                   SCHEDULE A


FUNDS AVAILABLE UNDER THE CONTRACTS

     AIM  VARIABLE INSURANCE FUNDS

     AIM  V.I. Aggressive Growth Fund (Series I Shares)
     AIM  V.I. Growth Fund (Series II Shares)
     AIM  V.I. Capital Development Fund (Series II Shares)

SEPARATE ACCOUNTS UTILIZING THE FUNDS

     SAFECO Resource Variable Account B
     SAFECO SAFEFLEX Separate Account D (Non Registered)
     SAFECO Separate Account SL
     SAFECO Separate Account C

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

     Any  versions, including state specific versions, of the following:

-    Premier Accumulation Life(R)
-    Spinnaker(R)
-    Spinnaker(R) Plus
-    Spinnaker(R) Advisor
-    SAFEFLEX